UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30424	27-2037711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5920 N. Florida Avenue Hernando, FL		34442
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 489-6912

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

National Waste Management Holdings, Inc. is referred to herein as “we”, “us” or “our”.

Item 4.01. Changes in Registrant’s Certifying Accountant

On February 28, 2017, our Board of Directors’ Audit Committee approved the engagement of Accell Audit and Compliance, PA (“Accell”) as our independent registered public accounting firm for the Company’s fiscal year ended December 31, 2016, effective immediately, and recommended dismissal to our Board of Directors of Scrudato & Co., P. A. (“Srudato”) as our independent registered public accounting firm.

On February 28, 2017, our Board of Directors dismissed Scrudato as our independent registered public accounting firm, effective as of that date. Scrudato was engaged as our independent registered public accounting firm’s financial statements for the fiscal years ended December 31, 2015 and 2014. Scrudato’s dismissal was prompted by the revocation of its registration with the Public Company Accounting Oversight Board (“PCAOB”). The revocation of Scrudato’s registration was part of a sanction handed down by the PCAOB based upon findings that Scrudato violated PCAOB rules and standards in connection with the audits of five of its issuer clients, which five issuer clients did not include us.

Scrudato’s audit reports on our consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2014 and December 31, 2015, and the subsequent interim periods through February 28, 2017, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure

We provided Scrudato with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Scrudato furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Scrudato’s letter dated February 28, 2017 is filed as Exhibit 16.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

16.1	Letter from Scrudato & Co., PA to Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WASTE MANAGEMENT HOLDINGS, INC.

Date: March 1, 2017	By:	/s/ Louis Paveglio
Louis Paveglio
Chief Executive Officer

3